UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 16, 2004

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5-02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c)        On September 16, 2004, Benchmark Electronics, Inc. issued a press release announcing changes in executive officers effective September 13, 2004. The Board of Directors of the Company has decided to separate the roles of Chairman of the Board and Chief Executive Officer to further enhance the corporate governance standards of the Company. Donald E. Nigbor, Chairman and Chief Executive Officer, will remain as Chairman of the Board. Cary T. Fu, 56, President and Chief Operating Officer of Benchmark Electronics, Inc., will remain President and assume the position of Chief Executive Officer. Gayla J. Delly will be promoted to Executive Vice President and continue to serve as Chief Financial Officer and Treasurer. The information related to Mr. Fu’s employment history and employment agreement on pages 4 and 20, respectively, of the Proxy Statement filed by the Company on April 1, 2004 is incorporated herein by reference to this item 5-02.  The term of Mr. Fu’s employment agreement has been extended through August 1, 2005.  Mr. Fu’s annual base salary for the year ending August 1, 2005 has not yet been determined.  The Company will file an amendment to update this information when it becomes available.

A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9-01. Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99.1            Press release dated September 16, 2004

Exhibit 99.2            Information related to Mr. Fu’s employment history and employment agreement (incorporated by reference from the Company’s Proxy Statement filed on April 1, 2004, pages 4 and 20).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: September 16, 2004	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

EXHIBITS INDEX

Exhibit Number	Description

Exhibit 99.1

Press release dated September 16, 2004

Exhibit 99.2	Information related to Mr. Fu’s employment history and employment agreement (incorporated by reference from the Company’s Proxy Statement filed on April 1, 2004, pages 4 and 20).